Pioneer Variable Contracts Trust



               Amendment to the Agreement and Declaration of Trust

                                       of

                        Pioneer Variable Contracts Trust



         The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on Annex A are added as series of the Trust, each such portfolio to have Class I and Class II shares.



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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 2nd day of November, 2004.



/s/ John F. Cogan, Jr.              /s/ Osbert M. Hood
---------------------------------   --------------------------------------------
John F. Cogan, Jr.                  Osbert M. Hood




/s/ Mary K. Bush                    /s/ Marguerite A. Piret
----------------------------------- --------------------------------------------
Mary K. Bush                        Marguerite A. Piret




/s/ Richard H. Egdahl, M.D.         /s/ Stephen K. West
--------------------------------------------------------------------------------
Richard H. Egdahl, M.D.              Stephen K. West




/s/ Margaret B.W. Graham            /s/ John Winthrop
--------------------------------------------------------------------------------
Margaret B.W. Graham                John Winthrop



                         The address of each Trustee is
                     c/o Pioneer Investment Management, Inc
                  60 State Street, Boston, Massachusetts 02109



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Annex A



Pioneer Cullen Value VCT Portfolio
Pioneer Equity Opportunity VCT Portfolio
Pioneer Global High Yield VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio